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                                                                 EXHIBIT 10(15)

                          HARRAH'S ENTERTAINMENT, INC.

                                October 29, 1998

Mr. Philip G. Satre
Harrah's Entertainment, Inc.
1023 Cherry Road
Memphis, Tennessee 38117

      Re: Amendment to Severance Agreement

Dear Phil:

      This letter agreement ("this Amendment") will amend the Severance Agreement (the "Agreement") between you and Harrah's Entertainment, Inc.

      In consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

      1. Effective Date. This Amendment is effective October 29, 1998.

      2. Amendment of Section 1, "Term of Agreement". The language of this section stating "September 30 of the preceding year, the Company shall have given notice" is changed to read as follows:

      "January 1 of the preceding year, the Company with the approval of the Board of Directors shall have given you written notice"

      3. Amendment of Section 3, "Termination Following Change in Control."
Section 3 is amended by changing the opening paragraph to read as follows:
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      "3. Termination Following Change in Control (or Prior to a Change in
      Control in Specific Circumstances). If any of the events described in Subsection 2(a) hereof constituting a Change in Control of the Company shall have occurred, then following such Change in Control, you shall be entitled to the benefits provided in Subsection 4(c) hereof: (1) if your employment was terminated during the term of this Agreement within six months prior to the Change of Control under the circumstances described in
      Section 4.(2) below, or (2) if your employment is terminated (whether or not such termination is voluntary) during the term of this Agreement after such Change in Control, unless such termination is (y) because of your death or (z) by the Company for Cause."

      4. Amendment of Section 4, "Compensation Upon Termination Following a Change in Control."

      (a) Section 4 is amended by changing the language prior to Subsection (a) to read as follows:

      "4. Compensation Upon Termination Following a Change in Control (or if Termination Occurs Prior to a Change in Control in Specific Circumstances). Following a Change in Control of the Company as defined in Subsection 2(a), then: (1) upon termination of your employment after such Change in Control, or (2) notwithstanding anything in this Agreement to the contrary, if termination of your employment occurred within six months prior to the Change in Control if such termination was by the Company without Cause by reason of the request of the person or persons (or their representatives) who subsequently acquire control of the Company in the Change of Control transaction, you shall be entitled to the following benefits:"

      (b) Subsection 4(c) is amended by changing the language before subparagraph (i) to read as follows:

      "(c) If your employment shall be terminated (y) after the Change of Control, by the Company other than for Cause, or (z) after the Change of Control, by you by voluntary resignation, or (yy) within six months prior to the Change of Control, by the Company under the circumstances described in Section 4.(2) above, then you shall be entitled to the following benefits:"


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      (c) Subsection 4(c)(vii) is amended by adding the following language after the words "Date of Termination" wherever these words appear in this Subsection :

      "(or following the date of the Change in Control if your employment is terminated under the circumstances described in Section 4.(2) above)"

      (d) Subsection 4(d) is amended by changing the language in the first sentence that reads: ", then for a twenty-four month period after such termination," to read as follows:

      ", or by the Company within six months prior to a Change in Control under the circumstances described in Section 4.(2) hereof, then for a twenty-four month period after such termination,"

      5. Defined Terms. Unless otherwise defined herein, all terms used in this Amendment that are defined in the Agreement will have the meanings given to such terms in the Agreement.

      6. No Other Modifications. Except as specifically modified herein, all terms and conditions of the Agreement will remain unchanged and in full force and effect.

      If this letter sets forth our agreement on the subject matter hereof, please sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.

                                    Very truly yours,

                                    HARRAH'S ENTERTAINMENT, INC.


                                    By:   /s/ E. O. Robinson, Jr.
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                                          E. O. Robinson, Jr.
                                          Senior Vice President
Agreed to:

/s/ Philip G. Satre
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Philip G. Satre


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